Exhibit 10.8
Form SB-2
Skypath Networks, Inc.

                              OFFICE BUILDING LEASE


     This OFFICE BUILDING LEASE (the "Lease") is made and entered into on this 1st day of February, 2002, between the parties and upon the terms and conditions hereinafter set forth. If any provision relating to which a blank is to be filled in, is not filled in, it is inapplicable.

     SECTION 1.  INFORMATION

     1.1   Date of Execution of the Lease:

     1.2   Identity of "Landlord":         300 Metro Center LLC
                                           c/o Summit Management Corporation
                                           220 South Main Street
                                           Providence, Rhode Island  02903-4317

     1.3   Identity of "Tenant":           Skypath Networks, Inc.
                                           PO BOX 5682
                                           Providence, RI 02831

     1.4   Description of the "Building":  300 Metro Center Boulevard
                                           Warwick, Rhode Island  02886

     A portion of a Professional Office Building designated as Unit Number 150A located at 300 Metro Center Boulevard, Warwick, Rhode Island which contains for purposes of the Lease and as determined by the Landlord for rental purposes, the number of square feet on which the floor thereof as is set forth on Exhibit "A" (all Exhibits are annexed hereto and made a part hereof).

     1.5   Description of the "Premises":

     That portion of the Building, which is described on, Exhibit "A"; an aggregate of 4000 square feet, which is 9.3% of the Building's total rentable and/or saleable space ("Tenant's Share").

     1.6   "Term" of the Lease: 3 Years

     "Initial Term": 02/01/2003  thru 01/31/2006

     "Commencement Date": the date upon which the Premises are ready for the Tenant's use: as defined in Paragraph 2.6 hereof or the date upon which the Premises are occupied by the Tenant, but in no event later than 02/01/2003.

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     1.7 "Purpose":

     1.8 "Security Deposit": $5,000

     1.9 "Rent" (see Additional Rent provisions below and in Paragraph 3):

          A. From Feb 1, 2003 through Jan 31, 2005, $17.91 per square foot, which is an aggregate of $60,094 per year.

          B. From Feb 1, 2005 through Jan 31, 2006, $18.50 per square foot, which is an aggregate of $62,900 per year.

     1.10 "Base Year": 2002

           SECTION 2.  IMPROVEMENTS

     2.1 Section 2 shall be inapplicable if, at the date of execution hereof, the Premises are immediately ready for the Tenant's use.

     2.2 Any work on the Building to be completed by the Landlord prior to occupancy by the Tenant shall be done expeditiously so that the Premises shall be substantially complete (i.e., completed sufficient for general use, but subject to corrections, installations, adjustments, alterations, and other work which does not prevent or substantially interfere with the Tenant's use of the Premises or access thereto). "Landlord's Improvements", shall be that work which is described on Exhibit "B".

     2.3 "Tenant's Improvements" shall mean that work which is to be performed by or for the Tenant and paid for by the Tenant as herein provided with the Landlord's prior approval. If, at the date of execution hereof, the plans for Tenant's Improvements have been determined, the parties shall initial it and/or shall attach the same hereto as an Exhibit. If Tenant's Improvements are not so determined, the Tenant shall furnish plans and specifications for Tenant's Improvements to the Landlord not later than fourteen (14) days from the date of the execution of the Lease, outlining and indicating any additional work, which the Tenant will require, for the Landlord's consent and approval.

     2.4 Any Tenant's Improvements shall be done at the Tenant's sole expense and by a contractor approved by the Landlord. The Tenant shall cause Tenant's Improvements to be done in a good and workmanlike manner, in compliance with all building, fire, and other laws and ordinances and the requirements of the Board of Fire Underwriters. Tenant's Improvements shall be promptly commenced at the earliest practicable date and shall be diligently prosecuted to completion. Any Tenant's Improvements, which do not conform to the requirements of this Lease, may be removed and replaced by the Landlord at the Tenant's expense. The Landlord shall have the right to complete, at the Tenant's

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          expense,  any Tenant's  Improvements  commenced but  uncompleted.  Any materials, finishes, or other Tenant's Improvements not approved by the Landlord prior to its use or installation shall be deemed to be
          prohibited   hereby.   The  Landlord's   approval  shall  be  rendered
          expeditiously and shall not be unreasonably withheld.

     2.5 All contractors and workmen executing Tenant's Improvements shall comply with the rules and regulations set forth by the Landlord or the Landlord's Agent (Property Manager). The Landlord reserves the right to require a damage deposit or bond to cover any misuse or damage to the Common Elements of the Building of which the "Premises" form a part.

     2.6 The Premises shall be deemed to be "ready for Tenant's use" (see Paragraph 1.6) when the Landlord's Improvements are substantially complete, or the Tenant has occupied the Premises, whichever shall first occur.

     SECTION 3.  ADDITIONAL RENT

     3.1 As Additional Rent, the Tenant shall pay Tenant's Share of increases in the Landlord's Expenses, as follows:

     3.1.1 The Landlord has reasonably estimated its "Expenses" as herein defined per square foot, for the Base Year, determined on the basis of the total square feet of rentable space in the Building. Such estimated Expenses per square foot are set forth on Exhibit "C". If, for the Base Year or any year thereafter, the Landlord's Expenses or any individual Expense shall have increased or may reasonably be anticipated to increase over the Expenses on Exhibit "C", the Tenant shall pay Tenant's Share thereof in the same manner as provided for payments and reconciliation in Paragraph 3.2 hereof. The Landlord shall use its best efforts to control the costs of Expenses.

     3.1.2 For purposes hereof, "Expenses" are as follows:

          A. Real estate taxes upon the parcel of real estate on which the Building is located or upon the Building, wherein increases result either from an increase of valuation or rate of tax. Such taxes shall include: all taxes and special assessments of every kind and nature assessed and levied against the Building (as a complete taxable entity) and Land, including, but not limited to, real estate taxes on the Building and Land and any taxes upon the Building or Land levied or imposed by any governmental tax authority in addition to, in lieu of, or as a substitute for real estate taxes, installments, and interest on assessments for public betterments or public improvements (such assessments to be paid over the longest period permitted by law); all personal property taxes upon elevators, air conditioning equipment, or similar equipment of the Building, and expenses including, but not limited to, legal expenses of any proceedings for abatement

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               of  taxes  and  assessments  with  respect  to the  first  or any subsequent calendar year or fraction of a calendar year.

          B. Landlord's Expenses for the Building and Land shall include, without limitation, the following: cost for security if, in the discretion of the Landlord, a change of the Building conditions so warrants, premiums for insurance of any kind normally carried by owners of similar properties including fire, casualty, and liability insurance upon elevators, common areas and the parking lot or, if there be any mortgage on the Land or Building, or both, insurances may be required by the holder of such mortgage; salaries and wages of employees of the Landlord or its Managing Agent to the extent engaged in operating, maintaining, managing, or cleaning of the Building or Land, including indirect wages such as the cost of benefits for medical, surgical, general welfare (including group life insurance and retirement benefits) workmen's compensation insurance premiums, payroll taxes, and any other indirect salaries relating thereto; fuel, oil, gas, electricity, and telephone charges not chargeable to individual Tenants; cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs of the Building or Land; cost of maintenance, replacement, cleaning and repair of elevators; cost of periodic painting of leased Premises in the Building; cost of window cleaning; cost of security protection provided within and without the Building, if any; cost of snow removal and care of landscaping; management fees paid to third parties at rates consistent with the type of occupancy and the services rendered; payments under service contracts with independent contractors for any of the foregoing, and all other reasonable expenses paid in connection with the operation, cleaning, management, and maintenance of the Building and Land. Provided, however, that in connection with the foregoing cost of maintenance, cleaning, and repairs, the Landlord agrees that it will diligently use its best efforts to obtain efficient services at a cost which is fair and reasonable under all the circumstances involved. The cost of the Landlord's compliance with the provisions of the Occupational Safety and Health Act of 1970 as may be amended from time to time, and the regulations promulgated thereunder or any other Federal, State, or Local law, statute, ordinance, act, or regulation requiring expenditures by the Landlord, other than those which are paid for by any Tenant under the provisions hereof, and the cost of interest or other finance charges of any mortgage loan or loans upon the Building and/or Land from time to time. No capital or depreciation improvements or depreciation shall be deemed "Expenses".

     3.2 Such Additional Rent shall be in the nature of Rent for purposes of determining the Landlord's rights in respect thereto. Within thirty
          (30) days after the end of March, June, September, and December of each year, the Landlord shall furnish to the Tenant a Statement

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          showing the Additional Rent due for the three months just ended.  Each
          Statement shall be prepared, signed, and certified to be correct by the Landlord, and if the Landlord is a corporation, the Statement shall be signed and certified to be correct by an Officer of the Landlord. The Tenant shall pay the Landlord the Additional Rent within thirty (30) days after receipt of the Statement. The Landlord will permit the Tenant to examine, during regular business hours, its books and records with respect to the operating costs of the Building in which the Leased Premises are located. In all Statements rendered hereunder, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items, which are not determinable at the time of an invoice, shall be included therein on the basis of the Landlord's estimate.

     SECTION 4.  PREMISES

     The Landlord, in consideration of the rentals, covenants, and agreements to be paid, kept, and performed by the Tenant as herein provided, hereby demises and leases unto the Tenant the Premises described above, together with the right in common with other Tenants entitled thereto, to use the common facilities, bathrooms, halls, elevators, and stairways in the Building for purposes of ingress and egress and as may be regulated from time to time.

     SECTION 5.  PURPOSE

     The Premises shall be used solely for the purpose set forth above and not for any unlawful purpose. Any use of the Premises in violation of this provision may be enjoined by the Landlord without prejudice to any other remedy therefore.

     SECTION 6.  RENTAL

     The Tenant shall pay the rentals set forth herein in consecutive, equal monthly installments, in advance, at the office of the Landlord, on the first business day of each month during each Term. Rent for the calendar month during which Rent shall begin to accrue and for the last calendar month of a Term, if either is not a full month, shall be apportioned.

     SECTION 7.  RIGHTS AND OBLIGATIONS OF THE LANDLORD

     7.1 So long as the Tenant shall not be in Default hereunder, the Landlord shall provide and pay the costs of providing when due:

     7.1.1 Removal of waste paper and other materials from the Common Areas of the Building, excluding, however, dangerous, contaminated, or potentially harmful or hazardous waste materials for which it shall be the Tenant's obligation to remove or have removed; periodic cleaning of the Common Areas of the Building. Any cleaning services beyond those provided by the Landlord to all Tenants shall be at the expense of the Tenant and;

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     7.1.2 Water for  domestic  purposes,  the Tenant paying for any  unusual or excessive use of water and;

     7.1.3 Self-operating passenger elevator service on a 24-hour basis; and with the Landlord's consent on each occasion, freight elevator service and;

     7.1.4 Electrical energy service to the Common Areas of the Building. The Landlord shall provide separately metered electric service to the Leased Premises. (Tenant shall be liable for payment of all separately metered electric service to the Premises.) The Landlord shall provide heating, ventilating, and air conditioning service to the Leased Premises. (Tenant shall be liable for its Tenant's Share of the cost of gas and electricity used to produce heating, ventilating, and air conditioning from the Building's central plant. (See Paragraph 8.8 hereof.) The Landlord shall invoice the Tenant monthly and;

     7.1.5 Maintenance of the roof, exterior, and structural members of the Building as hereinafter provided and;

     7.1.6 Washing of exterior surfaces of windows annually, and interior surfaces of the Common Areas of the Building at reasonable intervals and;

     7.1.7 The Landlord will provide a waste receptacle at a location on the site of the Building and provide for regular removal.

     7.2 The Landlord does not warrant that any of the above listed services will be free of interruption, delay, or failure and shall have no responsibility or liability for: failure of operation, delays, lapses, or cessation of such services arising out of labor disputes, strikes, fire, storm, flood, freezing, earthquake, explosion, civil disorder, acts of the public enemy, vandalism, sabotage, delay in transportation, energy, labor or fuel shortages, unavoidable casualty, mechanical failures, negligence or fault of contractors, subcontractors or suppliers, or any other cause beyond the control of the Landlord. In any event, the Landlord shall have no liability for consequential damages arising from any delay, lapse, or cessation of such services or any other services to be performed by the Landlord under this Lease.

     7.3 The Landlord shall have the following rights, exercisable without Notice and without liability to the Tenant for damage or injury to property, persons, or business and without effecting an eviction (constructive or actual) or disturbance of the Tenant's use or possession or giving rise to a claim for set off or abatement of rentals:

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     7.3.1 To inspect the Premises at  reasonable  times,  including  before and after business hours and during the last six months of a Term, to show them to prospective tenants, or at any reasonable time to prospective purchasers of the Building and;

     7.3.2 To change the name or street address of the Building and;

     7.3.3 To take any and all measures, including inspection, making repairs, alterations, additions, and improvements to the Premises or to the Building as may be in the opinion and at the discretion of the Landlord necessary or desirable for the safety, protection, improvement, enlargement, or preservation of the Premises or the Building, or as may be necessary or desirable in the operation of the Building and;

     7.3.4 To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right should not operate to exclude the Tenant from the use expressly permitted herein. To designate the use of any portion of the Building, so long as such use complies with any applicable zoning ordinance, and to designate vending machine operators and caterers serving the Building and;

     7.3.5 To close the Building after regular business hours and on Sundays and legal holidays, subject however, to the Tenant's right to admittance, under such regulations as the Landlord may prescribe from time to time and; tenant may erect a building mounted sign on the Route 95 face of the building after the first anniversary of this lease upon written request to the landlord and proof of financial stability.

     7.3.6 To prevent the Tenant from erecting signs or other communications on the Building or the Premises; except on Building Directories or such signs and other communications for the purpose of directing the Tenant's invitees to the Premises for which the Tenant must have the Landlord's prior written approval and;

     7.3.7 To close doors, entry-ways, Common Areas, and all or portions of the parking lot for the purpose of effecting repairs, remodeling, redecorating, alterations, or additions, so long as reasonable access is provided to the Premises.

     SECTION 8.  TENANT'S UNDERTAKINGS

     The Tenant further agrees that the Tenant shall:

     8.1 Use its best efforts to conserve energy, fuel, and water, and provide electrical energy service to the Premises and;

     8.2 Observe the rules established from time to time by the Landlord, and by the Condominium Association to which this Lease is subject and subordinate to, which shall be applicable to all Tenants, and shall be for the general safety, care, and cleanliness of the Building, the

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          preservation  of good  order  therein,  and the  comfort,  quiet,  and convenience of the Tenants therein. Landlord shall not be responsible for the failure of other Tenants to observe the same, but shall use its best efforts to insure same and;

     8.3 At the Tenant's own expense, promptly observe and comply with all ordinances, requirements, orders, directives, rules, and regulations of the Federal, State, and Local governments and all governmental authorities, or any National or Local Board of Fire Insurance Underwriters affecting the Premises or appurtenances thereto or any part thereof, or the use or occupancy thereof whether the same are now in force or may in the future be passed, enacted, or directed and;

     8.4 Maintain, at its expense, public liability insurance for injury to persons and property in a sum not less than $1,000,000 per each occurrence, or such higher sum as the Landlord may require in the future, naming the Landlord as an additional insured; and maintain, at its expense, "all risk" property insurance, insuring against loss of any property of the Tenant, its employees or invitees; all such insurance relating to the Premises and the Building; and all such insurance containing a waiver of any right of subrogation which such insurance carrier might have against the Landlord, its servants, or invitees; and the Tenant agrees that it shall indemnify, defend, and hold harmless the Landlord from all liability, loss, cost, expense, and damage from and against any and all suits, claims, and demands of every nature, including counsel fees, by reason of any damage or injury to any person, property, or thing which may arise from or be due to the use of the Premises or Building by the Tenant or the conduct of the Tenant's business or profession or from any activity, work, or thing done, permitted, or suffered by the Tenant in or about work or thing done, permitted, or suffered by the Tenant in or about the same; and will further indemnify, defend, and hold harmless the Landlord from any and all claims arising from any breach or default on the Tenant's part pursuant to the Terms of this Lease, or arising from any act or neglect of the Tenant or any of the Tenant's agents, contractors, servants, employees, or invitees and from and against all costs, counsel fees, expenses, and liabilities incurred in connection with any such claim or action or proceeding brought thereon, and if any action or proceeding be brought against the Landlord by reason of any such claim, the Tenant, or its insurer, upon Notice from the Landlord, agrees to resist and defend at the Tenant's or insurer's expense, such action or proceeding by counsel satisfactory to the Landlord; further, the Tenant assumes all risk of damage, and waives any claim against the Landlord, excluding, however, those resulting from the negligence of the Landlord or its agents and servants, in respect to property in, upon, or about the Premises or Building, to whomsoever belonging, waiving all claims with respect to such damage thereof against the Landlord and agreeing to indemnify, defend, and save the Landlord harmless from and against all loss, cost, damage,

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          expense,  or  claims by  others;  such  damages  to  include,  without limiting the generality of the foregoing, damages due to the Building or any part thereof becoming out of repair or due to the happening of any accident in or about the Building or Premises or due to any act or neglect of any Tenant of the Building or any employee or invitee of the Tenant or any trespasser, or caused in any manner by rain, snow, ice, wind, frost, water, steam, sewerage, gas, odors, chemicals, freezing radiation, or by the bursting, leakage, or overflow from windows, doors, walls, ceilings, floors, sprinklers, pipes, faucets, roofs, gutters, sinks, toilets, or other fixtures, including damage to fixtures, furniture, furnishings, books, records, papers, films, and all types of equipment and all other tangible personal property situated on the Premises and;

     8.5 Use the Premises solely for purposes compatible with a First-Class Office Building; and free from objectionable noises or odors and;

     8.6 Refrain from placing in the sewerage system any chemical, waste, or substance which may require special treatment or may cause damage or injury to the sewerage system and to pay the cost of any repair or damages in the sewerage system necessitated by any violation of this undertaking and;

     8.7  Refrain from obstructing the sidewalks and;

     8.8 Pay the Landlord for the Tenant's share of costs for heating and air conditioning based upon the Tenant's share of the Landlord's actual costs as determined by the Landlord. The Landlord shall provide the Tenant with actual copies of bills for expenses for natural gas and electricity for operating the Building's central heating and air conditioning plants. The Landlord shall bill the Tenant monthly, and the Tenant shall pay the Landlord not later than fifteen (15) days thereafter. The billing described herein shall be in the nature of Additional Rent per Paragraph 3.2 hereof. The Tenant's failure to reimburse the Landlord shall constitute a Default per Paragraph 16.1.1 hereof and;

     8.9 Tenant shall keep the interior of the Premises neat and clean and will maintain the Premises in good order, condition, and repair as the same are in at the Commencement of the Term, or may be put in during the continuance thereof, including, without limitation, replacement of all glass in doors and windows, replacement of light bulbs, keeping in good order and proper repair lighting fixtures, interior walls, floors, ceilings, equipment, and apparatus of every kind, nature, and description, reasonable use and wear and tear thereof, and damage by fire and other casualty only accepted. The Tenant shall not permit or commit any waste in these Premises and;

     8.10 The Tenant agrees that the Landlord shall not be responsible or liable to the Tenant or those claiming by, through, or under the Tenant, for any loss or damage that may be occasioned by or through acts or omissions of persons occupying other portions of the Building or Buildings of which the Building Complex of the Leased Premises form a part.

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     SECTION 9.  TENANT'S REPAIRS, ALTERATIONS, AND SURRENDER

     9.1 The Tenant, at its own expense, shall keep the Premises in good repair and tenantable condition during each Term of this Lease, except as otherwise specifically undertaken by the Landlord, and shall promptly and adequately repair all damage to the Premises and all fixtures, piping, apparatus, or equipment used in connection therewith, and shall replace the same or integral parts thereof, as necessary, and shall replace portions of carpets damaged, under the supervision of and at the direction of the Landlord, and due to any cause whatsoever. Such repairs and replacements shall be effected with all due dispatch and shall be of good and workmanlike quality and class equal to the original work or installation. If the Tenant shall become aware of any needed repairs, replacements, or restorations to the Premises or Building, which it is the Landlord's obligation to make under this Lease, a Notice shall be promptly given to the Landlord.

     9.2 The Tenant shall make no alterations, installations, additions, or improvements, including the installation of window furnishings in or to the Premises, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld and, if such consent is given, only by contractors or mechanics approved by the Landlord, and at the Tenant's expense. All Tenant's Improvements and all such alterations, installations, improvements, and additions shall be deemed to be part of the Building and to belong to the Landlord, including any property which has in any way been affixed to the floors, walls, and/or ceiling of the Premises, subject, however, to the provisions of Paragraph 9.3.

     9.3 All business and office machines, furniture, and other items of personal property owned or installed by the Tenant in the Premises, at its expense, shall remain the property of the Tenant (and any taxes thereon shall be borne by the Tenant), and, subject to Paragraph 19 and Paragraph 30, may be removed by the Tenant at anytime provided that the Tenant shall, at its expense, repair any damages, holes, or openings caused or occasioned by such removal. Any such personal property of the Tenant left upon the Premises after the termination of the Lease may, at the election of the Landlord, be removed at Tenant's expense and sold, stored, or discarded, or be deemed to have been abandoned and to belong to the Landlord.

     9.4 At the termination of the Lease, the Tenant shall promptly yield up and surrender the Premises, clean and in as good condition and repair as at the Commencement of Tenant's occupancy of the Premises or in which it may be later put, ordinary wear and tear and damage by fire or other insured casualty only excepted. Further, the Tenant shall remove from the Premises all goods and effects.

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     SECTION 10.  FIRE, CASUALTY, AND EMINENT DOMAIN

     10.1 In the event of damage or destruction to the Building or Premises during a Term by fire or other casualty, the Landlord shall, as soon as practicable, commence and continue with all reasonable diligence to repair the same; provided, however, in the event that the cost of such repairs would exceed either the sum of $50,000 or the amount recoverable from the Landlord's fire and casualty policies (which the Landlord shall maintain at the Landlord's expense) by a sum in excess of $10,000 then upon Notice to the Tenant given not later than ninety
          (90) days after the occurrence of such casualty, the Landlord shall have the right to terminate this Lease as of the time of such casualty. In the event that such damage or destruction may be reasonably expected to take in excess of six months from the date of such casualty to repair and during such six-month period, the Tenant would be substantially deprived of all beneficial use of the Premises, the Tenant shall have the right to terminate this Lease by Notice given not later than thirty (30) days following the time of such casualty. Until the Premises are restored by the Landlord, there shall be an equitable abatement of Rent.

     10.2 In the event that the entire Building or such portion thereof, as would deprive the Tenant of all beneficial use of the Premises, is taken or condemned by any competent authority for any public or quasi-public use or purpose, or is sold as a result of an impending taking or condemnation (a "taking"), this Lease shall terminate as of the date of the taking. If a taking relates only to a portion of the Building and the Tenant is not deprived of all beneficial use of the Premises, Landlord shall make any restoration necessary to make the Premises entirely tenantable and the Lease shall continue without reduction of the Rent. In any event of a taking, the entire award (other than any moving expenses available to the Tenant) shall belong to the Landlord.

     10.3 The Tenant specifically waives all claims for any value of its Leasehold Interest or Lease, and it agrees to be entitled to no apportionment of the Condemnation Award, and that the Landlord shall be entitled to the entire amount of the Award. Nothing herein shall prohibit the Tenant from receiving any separate award for its trade fixtures and equipment, business interruption, and relocation expenses.

     SECTION 11.  SUBORDINATION

     This Lease is subject and subordinate to all mortgages, which may now or hereafter affect the real property of which the Premises form a part. This Lease is subject and subordinate to the Condominium Declaration whether or not the same shall be on record and shall continue to be subordinate to any Amendments to said Condominium Declaration as the Condominium Declaration may be amended from time to time. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. The Tenant acknowledges that it is leasing a condominium unit as referenced herein. In confirmation of such subordination, the Tenant shall execute promptly any certificate that the Landlord may request. The Tenant hereby constitutes and appoints the Landlord, as the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of the Tenant. If, in connection with obtaining financing for the Land and/or Building, or of any ground or underlying lease, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, the Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of the Tenant hereunder or materially and adversely affect the Leasehold Interest hereby created or the Tenant's use and enjoyment of the Premises.

     SECTION 12.  ATTORNMENT AND ESTOPPEL CERTIFICATES

     12.1 In the event that a mortgagee, or any purchaser at foreclosure sale or judicial proceedings, shall succeed to the interest of the Landlord, this Lease, nevertheless, shall continue in full force and effect and the Tenant shall, and does hereby agree to, attorn to such mortgagee or purchaser and to recognize such mortgagee or purchaser as its Landlord.

     12.2 The Tenant, within ten (10) days after written request of the Landlord or a mortgagee, shall furnish a written certificate stating whether this Lease has been supplemented or amended, and if so, the manner thereof; the existence of any Landlord's or Tenant's Default and the nature of any such alleged Default; the existence of any offsets, counter-claims, or defenses to the Lease; the Commencement Date and time of termination; and any other matter as may be reasonably requested Such certificate may be relied upon by the party requesting the same.

     SECTION 13.  EXTERIOR REPAIRS AND QUIET ENJOYMENT

     Upon receiving written Notice by the Tenant of the need of repairs to the Building portions for which the Landlord is responsible hereunder, the Landlord shall make repairs as it shall deem necessary as soon as practicable. The Tenant, paying the Rent and performing all the covenants, terms, and conditions in this Lease contained to be performed on the part of the Tenant, may peacefully hold and enjoy the Premises during each Term hereof without any lawful let or hindrance by the Landlord or any person claiming by, through, or under it.

     SECTION 14.  NO REPRESENTATIONS BY LANDLORD

     No representations or promises with respect to the Premises or the Building or the grounds adjacent thereto, except as herein expressly set forth, have been made by the Landlord or any other party on the Landlord's behalf (including any real estate broker), and the Tenant agrees that it has examined the Premises and takes the same in their present condition and state of repair, except to the extent of the Landlord's Improvements to be performed therein. The taking of possession of the Premises by the Tenant shall be conclusive evidence against the Tenant that the Premises were in satisfactory condition at the time such possession was so or is taken.

      SECTION 15.  ASSIGNMENT

     The Tenant shall not assign, mortgage, pledge, or otherwise encumber this Lease or its interest herein, or sublet the whole or any part of the Premises without obtaining, on each occasion, the consent in writing of the Landlord; provided, however, that the Landlord shall not unreasonably withhold its consent to any assignment of this Lease or subletting of the Premises. In case of any such assignment, the Assignee shall assume in writing to the Landlord the performance and observance of all the covenants, terms, and conditions in this Lease contained, to be kept and performed on the part of the Tenant, and such writing of assumption shall be delivered to the Landlord simultaneously with said assignment. In the event of any such assignment or subletting, notwithstanding any assumption hereof by the Assignee or Subtenant, the Tenant shall remain primarily liable for the performance of all said covenants, terms, and conditions. Notwithstanding the foregoing, if the Tenant desires to assign this Lease or sublet any portion or all of the Premises, the Landlord shall be notified. In the case of a desired assignment of this Lease, when the Landlord has entered into a new Lease with the Assignee, this Lease shall terminate except to the extent of rights of the parties, which have vested prior to the effective date of the new Lease.

     SECTION 16.  LANDLORD'S REMEDIES

     16.1 If, at anytime subsequent to the date of this Lease, any one or more of the following events (an "Event of Default") shall happen, time being of the essence:

     16.1.1 The Tenant shall Default in the due and punctual payment of the Rent within ten (10) days of the due date thereof; or

     16.1.2 The Tenant shall Default in the due and punctual payment of any Additional Rent within thirty (30) days after being invoiced thereof by the Landlord; or

     16.1.3 The Tenant shall Default in the due and punctual payment of any Additional Rent for the payment of the Tenant's Share of the Landlord's Cost of heating and air conditioning expense (per Paragraph 7.1.4) within fifteen (15) days after being invoiced thereof by the Landlord (per Paragraph 8.9 hereof); or

     16.1.4 The Tenant shall neglect or fail to perform or observe any of the other covenants or agreements herein contained on the part of the Tenant to be performed or observed and the Tenant shall fail to remedy the same within twenty (20) days after Notice to the Tenant specifying such neglect or failure, or if such Event of Default is of such a nature that the Tenant cannot reasonably remedy the same within such twenty (20) day period, the Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with all due diligence and continuity; or

     16.1.5 The Tenant's Leasehold Interest in the Premises shall be taken on execution or by other process of law; or

     16.1.6 The Tenant shall seek or consent to or acquiesce in the appointment of any receiver or liquidator of the Tenant or of all or any substantial part of its property; or

     16.1.7 A petition shall be filed against the Tenant under any law seeking any reorganization, arrangement, readjustment, composition, liquidation, dissolution, stay, injunction, or other similar relief under any present or future State statute, law, or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days, or if any debtor in possession (whether or not the Tenant), receiver, or liquidator of the Tenant or of all or any substantial part of the Tenant's properties or of the Premises shall be appointed without the consent or acquiescence of the Tenant and such appointment shall remain undismissed or unstayed for an aggregate of sixty (60) days; then, in any such case (1) if such Event of Default shall occur prior to the Commencement Date, this Lease shall terminate without further Notice or act on the part of the Landlord; and (2) if such Event of Default shall occur after the Commencement Date, the Landlord may terminate this Lease by Notice to the Tenant, specifying a date not less than five (5) days after the giving of such Notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date was the date herein originally fixed for the termination hereof, and the Tenant shall then quiet and peacefully surrender the Premises to the Landlord but the Tenant shall remain liable as hereafter provided. All costs and expenses incurred by or on behalf of the Landlord occasioned by such Event of Default including, without limiting the foregoing generality, attorney's fees, and other costs of collection, recovery of possession, and the exercise of any right or remedy permitted the Landlord hereunder, shall be paid by the Tenant.

     16.2 Upon any such expiration or termination of this Lease, the Tenant shall quit and peacefully surrender the Premises to the Landlord, and the Landlord, upon or at after such expiration or termination, may, without further Notice, enter upon and the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment, or otherwise, and may dispossess the Tenant and remove the and all other persons and property from the Premises and may have, hold, and enjoy the Premises and the right to receive all rental income of and from the same.

     16.3 At anytime or from time to time after any such expiration or termination, the landlord may re-let the Premises or any part thereof, in the name of the Landlord or otherwise, for such term or terms (which may be greater or less than the period which otherwise have constituted the balance of the Term of this Lease) and on such conditions (which may include concessions or free Rent) as the Landlord, in its uncontrolled discretion, may determine and may collect and receive the Rents therefore. The Landlord shall in no way

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

          be responsible or liable for any failure to re-let the Premises or any part thereof, or for any failure to collect any Rent due upon any such re-letting.

     16.4 No such expiration or termination of this Lease shall relieve the Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Premises or any part thereof shall have been re-let, the Tenant shall pay to the Landlord the Rent, Additional Rent, and all other sums and charges required to be paid by the Tenant up to the time of such expiration or termination of this Lease, and thereafter the Tenant, until the end of what would have been the Term of this Lease in the absence of such expiration or termination, shall be liable to the Landlord for, and shall pay to the Landlord, as and for liquidated and agreed current damages for the Tenant's Default:
          (a) the equivalent of the amount of the Rent, Additional Rent, and the other sums and charges which would be payable under this Lease by the Tenant if this Lease were still in effect, less (b) the net proceeds of any re-letting effected pursuant to the provisions of Paragraph
          16.3 hereof, after deducting all the Landlord's Expenses in connection with such re-letting, including, without limitations, removal and warehousing of the Tenant's property, removal of the Tenant's Improvements, all repossession costs, brokerage commissions, legal expenses, attorney's fees, alteration costs, and expenses of preparation of the Premises for such re-letting. The Tenant shall pay such damages (herein called "deficiency") to the Landlord monthly on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and the Landlord shall be entitled to recover from the Tenant each monthly deficiency as the same shall arise; or, at anytime after any such expiration or termination, whether or not the Landlord shall have collected any monthly deficiencies as aforesaid, the Landlord shall be entitled to recover from the Tenant, and the Tenant shall pay to the Landlord, on demand, as and for liquidated and agreed final damages for the Tenant's Default, the entire amount of the deficiency, if the Premises have been re-let, or, if the Premises have not been re-let, the Rent for the balance of the Term, the Additional Rent (based upon the then current Additional Rent) for the balance of the Term, any other charges which may reasonably be anticipated hereunder for the balance of the Term and the Landlord's Expenses as set forth above. If, after the Landlord has recovered the foregoing from the Tenant, the Landlord shall re-let the Premises or a part thereof, it shall reimburse the Tenant to the extent the Tenant has paid amounts to the Landlord and in amounts not to exceed the Rent, Additional Rent, charges, and expenses actually paid by the Tenant to the Landlord.

     16.5 All sums due to the Landlord from the Tenant under this Lease which are not paid when due (due dates shall not be extended by any periods of grace granted under this Lease for this purpose), whether or not a default hereunder has occurred or been declared by the Landlord, shall bear interest at the rate of fifteen percent (15%) per annum until paid in full, payable to the Landlord on demand.

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

     16.6 The Tenant hereby expressly waives, so far as permitted by law, the service of any Notice of Intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and the Tenant, for and on behalf of the Tenant and all persons claiming through or under the Tenant also waive any and all right of redemption or re-entry or repossession or to restore the operation of this Lease in case the Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by the Landlord or in case of any expiration or termination of this Lease, the Landlord and the Tenant, so far as permitted by law, waive and will waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in anyway connected with, this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the Premises, or any claim of injury or damage. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease, are not restricted to their technical legal meaning.

     16.7 In the event of any breach or threatened breach by the Tenant of any of the covenants, agreements, terms, or conditions contained in this Lease, the Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

     16.8 Each right and remedy of the Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Landlord of any one or more of the rights or remedies provided for in this Lease or otherwise shall not preclude the simultaneous or later exercise by the Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

     SECTION 17. LANDLORD'S RIGHT TO PAY MONEY TO EFFECT PERFORMANCE

     If the Tenant at anytime or from time to time shall fail to perform any of the covenants, terms, and conditions in this Lease contained to be performed on the part of the Tenant, the Landlord may immediately, or at anytime thereafter, after giving written Notice to the Tenant, perform the same for the account of the Tenant, and in any such event, any monies paid by the Landlord for such purpose shall be deemed to be Additional Rent due hereunder and shall be payable forthwith to the Landlord upon rendition of an invoice therefore.

     SECTION 18.  NO WAIVER

     The failure of the Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant, term, or condition of this Lease or any of the rules established by the Landlord under the provisions of this Lease, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Rent, with knowledge of the breach of any such covenant, term, condition, or rule shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by the Landlord unless such waiver be in writing signed by the Landlord. No act or thing done by the Landlord, its servants and agents, during the Term of this Lease shall constitute an eviction by the Landlord, nor shall it be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing, signed by the Landlord.

     SECTION 19.  SECURITY DEPOSIT

     The Tenant has deposited with the Landlord the sum set forth above as Security for the full and faithful performance and observance by the Tenant of all the covenants, terms, and conditions herein contained to be performed and observed by the Tenant, and the Landlord may use, apply, or retain the whole or any part of said Security to the extent required for the payment of any Rent or any sum as to which the Tenant is in Default in respect to any of the covenants, terms, or conditions of this Lease. Said sum (to the extent permitted by law, without interest), or any balance thereof, shall be returned to the Tenant after the time fixed as the expiration of this Lease provided that the Tenant shall have fully performed all of the said covenants, terms, and conditions. It is agreed that said Security is not an advance payment of, or on account of the Rent herein reserved, or any part of settlement thereof, or a measure of the Landlord's damages, and in no event shall the Tenant be entitled to a return or particular application of said sum or any part thereof, until the end of the Term hereby granted. In the event of a sale of the Land and Building, the Landlord shall have the right to transfer the Security to the vendee and the Landlord shall thereupon be released from all liability for the return of such Security.

     SECTION 20.  HOLDING OVER

     If the Tenant shall hold possession of the Premises beyond the Term without Landlord's written consent, the Tenant shall pay to the Landlord double the Rent plus the Additional Rent then applicable for each month during which the Tenant shall retain such possession, and also shall pay all damages sustained by the Landlord on account thereof. The provisions of this Paragraph shall not operate as a bar or as a waiver by the Landlord of any right of re-entry or any remedy or election provided under Section 16 hereof or available to the Landlord under common law.

     SECTION 21.  NO BROKER

     The Tenant represents that the Premises, or any portion of the Building, were not presented to it or to any person representing it by any broker or other

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

person, and that no other broker or person was involved in the leasing of the Premises, and warrants that no claim for commission for said leasing shall be presented to the Landlord, and shall indemnify and hold harmless the Landlord from any such claims and any legal fees incidental thereto.

     SECTION 22.  NOTICE

     All Notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid, to the parties at their addresses set forth above, or in the case of the Tenant, to the Premises, or in either case, to such other person or at such other address as either party may hereafter designate by Notice to the other party.

     SECTION 23.  CAPTIONS

     The Captions appearing in this Lease are intended only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Lease or the intent of any provision hereof.

     SECTION 24.  RECORDING OF LEASE

     The parties agree that this Lease shall not be recorded, but the Landlord and the Tenant hereby agree upon request of either party to enter into a Memorandum of Lease in recordable form, setting forth the actual time of commencement and time of termination of this Lease and such other provisions, except rental provisions, with respect to the Lease as will put on Notice any third party of the existence of this Lease.

     SECTION 25.  PARTIES AND DEFINITIONS

     The terms "Landlord" and "Tenant" wherever used in this Lease shall include the successors and assigns of said parties (subject to the assignment provisions hereof), and if either of the parties shall not be a corporation or partnership, said term shall include the heirs, executors, and administrators of said party, wherever the context requires or permits of such construction, and all of the covenants, terms, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and said assigns of the parties in the same manner as if they were expressly mentioned. The term "Tenant" as used in this Lease shall include all signatories hereto as Tenants, and, if there be more than one Tenant, their obligations hereunder shall be joint and several. The term "Landlord" as used in this Lease means only the owner for the time being of the Land and Building, so that in the event of any sale of the Land and Building, the Landlord shall be and it hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, it being understood and agreed that the purchaser has assumed and agreed to carry out any and all obligations of the Landlord hereunder.

     SECTION 26.  PARTIAL INVALIDITY

     If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstances shall, at anytime or to any extent, be invalid or unenforceable, the remainder of this Lease, the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant, condition, and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 27.  SUBMISSION OF INSTRUMENT

     Submission of this instrument for examination shall not be binding upon the Landlord in anyway and no lease or obligation on the part of the Landlord to enter into a lease shall arise until this instrument has been executed and delivered to the Landlord by the Tenant and has been executed and delivered to the Landlord. Such submission shall not constitute an offer, but the Tenant's execution hereof shall constitute an offer, which may be accepted only by the Landlord's execution and delivery hereof to the Tenant.

     SECTION 28. AMENDMENTS, ADDITIONS, AND DELETIONS TO LEASE

     Any alterations or deletions herein were made in the Lease before execution and any additional provisions to which the parties have agreed and which are added herein or in any Addenda attached hereto shall be considered a part thereof.

     SECTION 29.  PARKING

     The Landlord shall provide parking spaces for the Building, and the Tenant shall be entitled to reasonable use of said parking spaces free of charge. The Tenant acknowledges, however, that the Landlord will provide such spaces at the rate of one (1) space per 250 square feet of space in the Building, and that said spaces shall not be assigned spaces but shall be available to the Tenant and other Tenants on a "first come-first serve basis". At no time shall there are less than 20 parking spaces to serve the Building and any additions thereto. The Tenant further warrants and covenants that its use of the parking spaces shall not interfere with the reasonable use of said spaces by any other Tenant of the Building.

     SECTION 30.  LANDLORD'S LIEN

     All fixtures, furniture, machinery, equipment, and improvements of whatever kind or nature, goods, wares, and merchandise of every kind and nature that may be in, about, or upon the Premises and/or Building, hereby are and shall be and shall stand pledged for the fulfillment of the covenants, terms, and conditions herein contained to be kept and performed on the part of the Tenant, and shall not be taken down or removed from said Premises during the Term of this Lease or any continuance thereof, without the written consent of the Landlord, except so far as the stock-in-trade, goods, wares, and merchandise is concerned in the

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

regular course of business of the Tenant. In case of a breach of any of the covenants, terms, or conditions of this Lease to be kept and performed on the part of the Tenant, said pledged property, without further demand or Notice, may be sold at auction or private sale after publishing Notice thereof in some newspaper published in the town or county in which said Premises are located, at least once, three (3) days before the date of such sale, and the proceeds of such sale, after payment of expenses, applied to the payment of any amount for which the same are pledged as aforesaid.

     SECTION 31.  INDEPENDENT COVENANTS

     Each and every one of the covenants and agreements contained in this Lease shall be for all purposes construed to be separate and independent covenants, and the waiver of the breach of any covenant contained herein by the Landlord shall in no way or manner discharge or relieve the Tenant from the Tenant's obligations to perform each and every one of the covenants contained herein.











     IN WITNESS WHEREOF, the parties have executed this Lease on the date set forth above.

WITNESS:                                  300 Metro Center LLC


                                          By: /s/
                                              --------------------------
                                                 Michael Integlia, Jr.
                                                 Duly Authorized Agent



WITNESS:                                  TENANT'S NAME

                                          Skypath Networks, Inc.

                                          By: /s/
                                              --------------------------
                                              David R. Paolo
                                              President

                                   EXHIBIT "A"

                      Description of Building and Premises

                                   EXHIBIT "B"

                             Landlord's Improvements

                                   EXHIBIT "C"
                          LANDLORD'S ESTIMATED EXPENSES
                      per square foot of rentable space in
                           the Building for Base Year


                                                ANNUAL            COST PER
                                                  COST              SQ. FT.
                                                --------          --------
Security                                            0.00              0.00
Fuel (for heating and air conditioning)             0.00              0.00
Electricity (for Premises power and lighting)       0.00              0.00
Snow Plowing                                    2,695.00              0.07
Landscape Maintenance                          14,131.00              0.38
Water and Sewer                                 5,162.00              0.22
Insurance                                       3,496.00              0.10
Window Washing                                    325.00              0.01
Trash Removal                                   3,350.00              0.09
Common Area Janitorial                          5,500.00              0.15
Janitorial Services for Premises                    0.00              0.00
Elevator Service                                1,177.00              0.03
Pay Telephone                                     472.00              0.01
Real Estate Taxes                              72,260.00              1.97
                                               ---------              ----

TOTAL                                        $167,149.00      =      $4.63
                                              ==========              ====